Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Pernix Therapeutics Holdings, Inc., and to the incorporation by reference therein of (i) our report dated March 28, 2017, with respect to the consolidated financial statements of Pernix Therapeutics Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

November 21, 2017